COMPENSATION OF DIRECTORS

                             May 20, 1993


          WHEREAS, Article IV, Section 10 of the corporation's By-Laws states: "The board of directors shall have the authority to fix the compensation of directors.";

          NOW, THEREFORE, BE IT RESOLVED, that effective May 1,
1993, the compensation of the outside directors of this corporation shall be:

      1. An annual retainer fee in the sum of $24,000, irrespective of attendance at meetings of the board of directors; and

          In addition, an annual retainer fee in the sum of $2,000 for the chairmen of the Audit and Executive Compensation and Personnel Policies committees, irrespective of attendance at committee meetings;

      2. An additional fee in the sum of $1,200 for each meeting of the board of directors attended or held via means of a conference telephone call;

      3. An additional fee in the sum of $1,200 for each meeting of a committee of the board of directors attended or held via means of a conference telephone call; and

      4. Reimbursement for all expenses incidental to attendance at a meeting of the board of directors or a meeting of a committee of the board of directors, and for any other expense incurred on behalf of the corporation.